                                                                     Exhibit 3.2

                                     BYLAWS

                                       OF


                            FRONTIER AIRLINES, INC.


                           (As Amended June 9, 1997)

                                INDEX TO BYLAWS

                                       OF
                            FRONTIER AIRLINES, INC.


                                                              Page
                                                              ----

ARTICLE 1 - Offices
-------------------

    Section 1.01   Business Offices..........................   1
    Section 1.02   Registered Office.........................   1

ARTICLE 2 - Shareholders
------------------------

    Section 2.01   Annual Meeting............................   1
    Section 2.02   Special Meetings..........................   1
    Section 2.03   Place of Meetings.........................   1
    Section 2.04   Notice of Meetings........................   1
    Section 2.05   Waiver of Notice..........................   2
    Section 2.06   Closing of Transfer Books; Record Date....   2
    Section 2.07   Voting List...............................   3
    Section 2.08   Proxies...................................   3
    Section 2.09   Quorum and Manner of Acting...............   3
    Section 2.10   Extraordinary Matters.....................   4
    Section 2.11   Voting of Shares..........................   4
    Section 2.12   Voting of Shares by Certain Holders.......   4
    Section 2.13   Action Without a Meeting..................   5

ARTICLE 3 - Board of Directors
------------------------------

    Section 3.01   General Powers............................   6
    Section 3.02   Number, Tenure and Qualifications.........   6
    Section 3.03   Resignation...............................   6
    Section 3.04   Removal...................................   6
    Section 3.05   Vacancies.................................   6
    Section 3.06   Regular Meetings..........................   6
    Section 3.07   Special Meetings..........................   7
    Section 3.08   Meetings by Telephone.....................   7
    Section 3.09   Notice of Meetings........................   7
    Section 3.10   Waiver of Notice..........................   7
    Section 3.11   Presumption of Assent.....................   8
    Section 3.12   Quorum and Manner of Acting...............   8
    Section 3.13   Action Without a Meeting..................   8
    Section 3.14   Executive and Other Committees............   8
    Section 3.15   Compensation..............................   9

ARTICLE 4 - Officers
--------------------

    Section 4.01   Number and Qualifications.................   9
    Section 4.02   Election and Term of Office...............   9
    Section 4.03   Compensation..............................  10
    Section 4.04   Resignation...............................  10
    Section 4.05   Removal...................................  10
    Section 4.06   Vacancies.................................  10

    Section 4.07             Authority and Duties...........     10
    Section 4.08             Surety Bonds...................     12

ARTICLE 5 - Stock
-----------------

    Section 5.01             Issuance of Shares.............     12
    Section 5.02             Stock Certificates;
                               Uncertificated Shares........     12
    Section 5.03             Consideration for Shares.......     12
    Section 5.04             Lost Certificates..............     13
    Section 5.05             Transfer of Shares.............     13
    Section 5.06             Holders of Record..............     13
    Section 5.07             Shares Held for Account of
                               Another......................     13
    Section 5.08             Transfer Agents, Registrars and
                               Paying Agents................     13

ARTICLE 6 - Indemnification
---------------------------

    Section 6.01             Definitions....................     14
    Section 6.02             Right to Indemnification.......     15
    Section 6.03             Advancement of Expenses........     15
    Section 6.04             Burden of Proof................     15
    Section 6.05             Notification and Defense of
                               Claim........................     15
    Section 6.06             Enforcement....................     16
    Section 6.07             Proceedings by a Party.........     17
    Section 6.08             Subrogation....................     17
    Section 6.09             Other Payments.................     17
    Section 6.10             Insurance......................     17
    Section 6.11             Other Rights and Remedies......     17
    Section 6.12             Applicability; Effect..........     17
    Section 6.13             Severability...................     18

ARTICLE 7 - Miscellaneous
-------------------------

    Section 7.01    Voting of Securities by the Corporation...  18
    Section 7.02    Seal......................................  18
    Section 7.03    Fiscal Year...............................  19
    Section 7.04    Amendments................................  19

                                     BYLAWS

                                       OF

                            FRONTIER AIRLINES, INC.


ARTICLE 1:  Offices
-------------------

         Section 1.01  Business Offices.  The corporation may have such offices,
                       ----------------
either within or outside Colorado, as the board of directors may from time to time determine or as the business of the corporation may require.

         Section 1.02  Registered Office.  The registered office of the
                       -----------------
corporation required by the Colorado Corporation Code to be maintained in Colorado shall be as set forth in the articles of incorporation, unless changed as provided by law.


ARTICLE 2:  Shareholders
------------------------

         Section 2.01  Annual Meeting.  An annual meeting of the shareholders
                       --------------
shall be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting on such date and at such time as the board of directors shall fix in the notice of meeting; the first annual meeting shall be held not later than September 30, 1995, and subsequent annual meetings shall be held within 14 months of the annual meeting prior thereto. Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the board of directors of officers of the corporation.

         Section 2.02  Special Meetings.  Special meetings of the shareholders,
                       ----------------
for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or the board of directors, and shall be called by the president at the request of the holders of not less than 10% of all the outstanding shares of the corporation entitled to vote at the meeting.

         Section 2.03  Place of Meetings.  Each meeting of the shareholders
                       -----------------
shall be held at such place, either within or outside Colorado, as may be designated in the notice of meeting, or, if no place is designated in the notice, at the principal office of the corporation if in Colorado, or if the principal office is not located in Colorado, at the registered office of the corporation in Colorado.

         Section 2.04  Notice of Meetings.  Except as otherwise required by law,
                       ------------------
written notice of each meeting of the shareholders stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given, either personally (including delivery by private courier) or by first class, certified or registered mail, to each shareholder of record entitled to notice of such meeting, not less than 10 nor more than 50 days before the date of the meeting, except that if the authorized shares of the corporation are to be increased, at least 30 days notice shall be given, and if the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation not in the usual and regular course of business is to be voted on, at least 20 days notice shall be given. Such notice shall be deemed to be given, if personally delivered, when delivered to the shareholder, and, if mailed, when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid, but if three successive notices mailed to the last known address of any shareholder of record are returned as undeliverable no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the corporation. If a meeting is adjourned to another time or place, notice need not be given if the time and place thereof are announced at the meeting, unless the adjournment is for more than 30 days or if after the adjournment a new record date is fixed, in either of which case notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting in accordance with the foregoing provisions of this Section 2.04.

         Section 2.05  Waiver of Notice.  Whenever notice is required by law,
                       ----------------
the articles of incorporation or these bylaws to be given to any shareholder, a waiver thereof in writing signed by the shareholder entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. By attending a meeting, a shareholder (a) waives objection to lack of notice or defective notice of such meeting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting, and (b) waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the notice of such meeting unless the shareholder objects to considering the matter when it is presented.

         Section 2.06  Closing of Transfer Books; Record Date.  For the purpose
                       --------------------------------------
of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for any stated period not exceeding 50 days. In lieu of closing the stock transfer books the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books shall be closed or a record date fixed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, such books shall be closed for at least, or such record shall be fixed not less than, 10 days immediately preceding such meeting (30 days if the authorized stock is to be increased, 20 days if the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation not in the usual and regular course of business is to be considered). If the stock transfer books are not so closed or no record date is so fixed, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring the dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of the shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired. Notwithstanding the foregoing provisions of this Section, the record date for determining shareholders entitled to take action without a meeting as provided in Section 2.13 below shall be the date specified in such Section.

         Section 2.07  Voting List.  The officer or agent having charge of the
                       -----------
stock transfer books for shares of the corporation shall make, at least 10 days before each meeting of the shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of 10 days before such meeting, this record shall be kept on file at the principal office of the corporation, whether within or outside Colorado, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of the shareholders.

         Section 2.08  Proxies.  At any meeting of the shareholders, a
                       -------
shareholder may vote by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

         Section 2.09  Quorum and Manner of Acting.  At all meetings of
                       ---------------------------
shareholders, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by the laws of Colorado, the articles of incorporation or these bylaws. In the absence of a quorum, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed 60 days at any one adjournment. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

         Section 2.10  Extraordinary Matters.  Repealed in its entirety, June 9,
                       ---------------------
1997.

         Section 2.11  Voting of Shares.  Subject to the provisions of Section
                       ----------------
3.06, each outstanding share of record, regardless of class, is entitled to one vote, and each outstanding fractional share of record is entitled to a corresponding fractional vote, on each matter submitted to a vote of the shareholders either at a meeting thereof or pursuant to Section 2.13, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation as permitted by the Colorado Corporation Code. In the election of directors each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. Cumulative voting shall not be allowed.

         Section 2.12  Voting of Shares by Certain Holders.
                       -----------------------------------

          (a) Shares Held or Controlled by the  Corporation.  Neither treasury
              --------------------------------- -----------
shares nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

          (b) Shares Held by Another Corporation.  Shares standing in the name
              ----------------------------------
of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

          (c) Shares Held by More Than One Person.  Shares standing of record in
              -----------------------------------
the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, voting with respect to the shares shall have the following effects: (i) if only one person votes, his act binds all; (ii) if two or more persons vote, the act of the majority so voting binds all; (iii) if two or more persons vote, but the vote is evenly split on any particular matter, each faction may vote the shares in question proportionally, or any person voting the shares of a beneficiary, if any, may apply to any court of competent jurisdiction in Colorado to appoint an additional person to act with the persons so voting the shares, in which case the shares shall be voted as determined by a majority of such persons; and (iv) if a tenancy is held in unequal interests, a majority or even split for the purposes of subparagraph (iii) shall be a majority or even split in interest. The foregoing effects of voting shall not be applicable if the secretary of the corporation is given written notice of alternative voting provisions and is furnished with a copy of the instrument or order wherein the alternative voting provisions are stated.

          (d) Shares Held in Trust or by a Personal  Representative.  Shares
              -------------------------------------- --------------
held by an administrator, executor, guardian, conservator or other personal representative may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

          (e) Shares Held by a Receiver.  Shares standing in the name of a
              -------------------------
receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

          (f) Pledged Shares.  A shareholder whose shares are pledged shall be
              --------------
entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          (g) Redeemable Shares Called for Redemption.  Redeemable shares that
              ---------------------------------------
have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

         Section 2.13  Action Without a Meeting.  Any action required or
                       ------------------------
permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the shareholders and may be stated as such in any document. Unless the consent specifies a different effective date, action taken without a meeting pursuant to a consent in writing as provided herein shall be effective when all shareholders entitled to vote have signed the consent. The record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent. All consents signed pursuant to this Section 2.13 shall be delivered to the secretary of the corporation for inclusion in the minutes or for filing with the corporate records.

ARTICLE 3:  Board of Directors
------------------------------

         Section 3.01  General Powers.  The business and affairs of the
                       --------------
corporation shall be managed by its board of directors, except as otherwise provided in the Colorado Corporation Code, the articles of incorporation or these bylaws.

         Section 3.02  Number, Tenure and Qualifications.  The number of
                       ---------------------------------
directors of the corporation shall be not less than three nor more than thirteen, with the actual number being set or changed, from time to time, by resolutions of the then existing board. Except as provided in Sections 2.01 and 3.05, directors shall be elected at each annual meeting of the shareholders. Each director shall hold office until the next annual meeting of the shareholders and thereafter until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. Directors must be at least 18 years old but need not be residents of Colorado or shareholders of the corporation.

         Section 3.03  Resignation.  Any director may resign at any time by
                       -----------
giving written notice to the president or to the board of directors. A director's resignation shall take effect at the time specified in the notice and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.04  Removal.  At a meeting called expressly for that purpose,
                       -------
the entire board of directors or any lesser number may be removed, with or without cause, by a vote of the holders of a majority of shares then entitled to vote at an election of directors; except that if the holders of shares of any class of stock are entitled to elect one or more directors by the provisions of the articles of incorporation, the provisions of this Section 3.04 shall apply, with respect to the removal of a director or directors so elected by such class, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole. Any reduction in the authorized number of directors shall not have the effect of shortening the term of any incumbent director unless such director is also removed from office in accordance with this Section 3.04.

         Section 3.05  Vacancies.  Unless otherwise required in the articles of
                       ---------
incorporation, any vacancy occurring in the board of directors, including vacancies due to an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum, or by the affirmative vote of two directors if there are only two directors remaining, or by a sole remaining director, or by the shareholders if there are no directors remaining.

         Section 3.06  Regular Meetings.  A regular meeting of the board of
                       ----------------
directors shall be held immediately after and at the same place as the annual meeting of the shareholders, or as soon thereafter as conveniently may be, at the time and place, either within or outside Colorado, determined by the board, for the purpose of electing officers and for the transaction of such other business as may come before the meeting. Failure to hold such meeting, however, shall not invalidate any action taken by any officer then or thereafter in office. The board of directors may provide, by resolution, the time and place, either within or outside Colorado, for the holding of additional regular meetings without other notice than such resolution.

         Section 3.07  Special Meetings.  Special meetings of the board of
                       ----------------
directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any convenient place, either within or outside Colorado, as the place for holding any special meeting of the board called by them.

         Section 3.08  Meetings by Telephone.  Unless otherwise provided by the
                       ---------------------
articles of incorporation, one or more members of the board of directors may participate in a meeting of the board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

         Section 3.09  Notice of Meetings.  Notice of each meeting of the board
                       ------------------
of directors (except those regular meetings for which notice is not required) stating the place, day and hour of the meeting shall be given to each director at least five days prior thereto by the mailing of written notice by first class, certified or registered mail, or at least two days prior thereto by personal delivery (including delivery by private courier) of written notice or by telephone, telegram, telex, cablegram or other similar method, except that in the case of a meeting to be held pursuant to Section 3.08 notice may be given by telephone not less than 5 hours prior thereto. The method of notice need not be the same to each director. Notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to the director at his business or residence address, when delivered or communicated to the director or when the telegram, telex, cablegram or other form of notice is personally delivered to the director or delivered to the last address of the director furnished by him to the corporation for such purpose. Neither the business to be transacted at nor the purpose of any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting unless otherwise required by statute.

         Section 3.10  Waiver of Notice.  Whenever notice is required by law,
                       ----------------
the articles of incorporation or these bylaws to be given to the directors, a waiver thereof in writing signed by the director entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. By attending or participating in a meeting, a director waives any required notice of such meeting unless, at the beginning of the meeting, he objects to the holding of the meeting or the transacting of business at the meeting.

         Section 3.11  Presumption of Assent.  A director who is present at a
                       ---------------------
meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting to the holding of the meeting or the transacting of business at the meeting, contemporaneously requests that his dissent to the action taken be entered in the minutes of such meeting or gives written notice of his dissent to the presiding officer of such meeting before its adjournment or to the secretary of the corporation immediately after adjournment of such meeting. The right of dissent as to a specific action taken at a meeting of the board is not available to a director who votes in favor of such action.

         Section 3.12  Quorum and Manner of Acting.  Except as otherwise may be
                       ---------------------------
required by law, the articles of incorporation or these bylaws, a majority of the number of directors fixed in accordance with these bylaws, present in person, shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than an announcement at the meeting, until a quorum shall be present. No director may vote or act by proxy or power of attorney at any meeting of directors.

         Section 3.13  Action Without a Meeting.  Any action required or
                       ------------------------
permitted to be taken at a meeting of the directors may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.
Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the directors and may be stated as such in any document. Unless the consent specifies a different effective date, action taken without a meeting pursuant to a consent in writing as provided herein is effective when all directors have signed the consent. All consents signed pursuant to this Section 3.13 shall be delivered to the secretary of the corporation for inclusion in the minutes or for filing with the corporate records.

         Section 3.14  Executive and Other Committees.  The board of directors,
                       ------------------------------
by resolution adopted by a majority of the full board, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, except that no such committee shall have the power or authority to (a) declare dividends or distributions, (b) approve, recommend or submit to the shareholders actions or proposals required by law to be approved by the shareholders, (c) fill vacancies on the board of directors or any committee thereof, including any committee authorized by this Section 3.14, (d) amend the bylaws, (e) approve a plan of merger not requiring shareholder approval, (f) reduce earned or capital surplus, (g) authorize or approve the reacquisition of shares of the corporation, unless pursuant to a general formula or method specified by the board of directors, or (h) authorize or approve the issuance or sale of, or any contract to issue or sell, shares of the corporation's stock or designate the terms of a series of a class of shares. The delegation of authority to any committee shall not operate to relieve the board of directors or any member of the board from any responsibility imposed by law. Subject to the foregoing, the board of directors may provide such powers, limitations and procedures for such committees as the board deems advisable. To the extent the board of directors does not establish other procedures, each committee shall be governed by the procedures set forth in Sections 3.06 (except as they relate to an annual meeting) and 3.07 through 3.13 as if the committee were the board of directors. Each committee shall keep regular minutes of its meetings, which shall be reported to the board of directors when required and submitted to the secretary of the corporation for inclusion in the corporate records.

         Section 3.15  Compensation.  By resolution of the board of directors,
                       ------------
notwithstanding any personal interest of a director in such action, a director may be paid his expenses, if any, of attendance at each meeting of the board of directors and each meeting of any committee of the board of which he is a member and may be paid a fixed sum for attendance at each such meeting or a stated salary, or both a fixed sum and a stated salary. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


ARTICLE 4:  Officers
--------------------

         Section 4.01  Number and Qualifications.  The officers of the
                       -------------------------
corporation shall consist of a president, a secretary, a treasurer and such other officers, including a chairman of the board, one or more vice presidents and a controller, as may from time to time be elected or appointed by the board. In addition, the board of directors or the president may elect or appoint such assistant and other subordinate officers, including assistant vice presidents, assistant secretaries and assistant treasurers, as it or he shall deem necessary or appropriate. Any number of offices may be held by the same person, except that no person may simultaneously hold the offices of president and secretary. All officers must be at least 18 years old.

         Section 4.02  Election and Term of Office.  Except as provided in
                       ---------------------------
Sections 4.01 and 4.06, the officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the shareholders as provided in Section 3.06. If the election of officers shall not be held as provided herein, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until the expiration of his term in office if elected or appointed for a specified period of time, or until his earlier death, resignation or removal.

         Section 4.03  Compensation.  Officers shall receive such compensation
                       ------------
for their services as may be authorized or ratified by the board of directors and no officer shall be prevented from receiving compensation by reason of the fact that he is also a director of the corporation. Election or appointment as an officer shall not of itself create a contract or other right to compensation for services performed as such officer.

         Section 4.04  Resignation.  Any officer may resign at any time, subject
                       -----------
to any rights or obligations under any existing contracts between the officer and the corporation, by giving written notice to the president or to the board of directors. An officer's resignation shall take effect at the time specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4.05  Removal.  Any officer may be removed at any time by the
                       -------
board of directors, or, in the case of assistant and other subordinate officers, by the board of directors or the president (whether or not such officer was appointed by the president) whenever in its or his judgment, as the case may be, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not in itself create contract rights.

         Section 4.06  Vacancies.  A vacancy in any office, however occurring,
                       ---------
may be filled by the board of directors, or, if such office may be filled by the president as provided in Section 4.01, by the president, for the unexpired portion of the term.

         Section 4.07  Authority and Duties.  The officers of the corporation
                       --------------------
shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the president, the board of directors or these bylaws (and in all cases where the duties of any officer are not prescribed by the bylaws or by the board of directors, such officer shall follow the orders and instructions of the president), except that in any event each officer shall exercise such powers and perform such duties as may be required by law:

          (a) President.  The president shall, subject to the direction and
              ---------
supervision of the board of directors, (i) be the chief executive officer of the corporation and have general and active control of its affairs and business and general supervision of its officers, agents and employees; (ii) unless there is a chairman of the board, preside at all meetings of the shareholders and the board of directors; (iii) see that all orders and resolutions of the board of directors are carried into effect; and (iv) perform all other duties incident to the office of president and as from time to time may be assigned to him by the board of directors.

          (b) Vice Presidents.  The vice president, if any (or if there is more
              ---------------
than one then each vice president), shall assist the president and shall perform such duties as may be assigned to him by the president or by the board of directors. The vice president, if there is one (or if there is more than one then the vice president designated by the board of directors, or if there be no such designation then the vice presidents in order of their election), shall, at the request of the president, or in his absence or inability or refusal to act, perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. Vice presidents may be designated as "Senior," "Executive," or "Assistant" vice presidents, at the election of the board of directors, and shall have such powers and perform such duties as may be assigned to them by the president or by the board of directors.

          (c) Secretary.  The secretary shall:  (i) keep the minutes of the
              ---------
proceedings of the shareholders, the board of directors and any committees of the board; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation; (iv) keep at the corporation's registered office or principal place of business within or outside Colorado a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (v) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; and (vi) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

          (d) Treasurer.  The treasurer shall:  (i) be the principal financial
              ---------
officer of the corporation and have the care and custody of all its funds, securities, evidences of indebtedness and other personal property and deposit the same in accordance with the instructions of the board of directors; (ii) receive and give receipts and acquittances for moneys paid in on account of the corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity; (iii) unless there is a controller, be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the president and the board of directors statements of account showing the financial position of the corporation and the results of its operations; (iv) upon request of the board, make such reports to it as may be required at any time; and (v) perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the board of directors or the president. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision by the treasurer.

         Section 4.08  Surety Bonds.  The board of directors may require any
                       ------------
officer or agent of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.


ARTICLE 5:  Stock
-----------------

         Section 5.01  Issuance of Shares.  The issuance or sale by the
                       ------------------
corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the board of directors, except as otherwise may be provided by law. No shares shall be issued until full consideration has been received therefor. Every issuance of shares shall be recorded on the books maintained for such purpose by or on behalf of the corporation.

         Section 5.02  Stock Certificates; Uncertificated Shares.  The shares of
                       ---------------------------------- ------
stock of the corporation shall be represented by certificates, except that the board of directors may authorize the issuance of any class or series of stock of the corporation without certificates as provided by law. If shares are represented by certificates, such certificates shall be signed in the name of the corporation by the chairman or vice chairman of the board of directors or by the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary and sealed with the seal of the corporation or with a facsimile thereof. The signatures of the corporation's officers on any certificate may also be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue. Certificates of stock shall be in such form consistent with law as shall be prescribed by the board of directors.

         Section 5.03  Consideration for Shares.  Shares shall be issued for
                       ------------------------
such consideration expressed in dollars (but not less than the par value thereof, if any) as shall be fixed from time to time by the board of directors. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the board. Such consideration may consist, in whole or in part, of money, other property, tangible or intangible, or labor or services actually performed for the corporation, but neither the promissory note of a subscriber or direct purchaser of shares from the corporation, nor the unsecured or nonnegotiable promissory note of any other person, nor future services shall constitute payment or part payment for shares.

         Section 5.04  Lost Certificates.  In case of the alleged loss,
                       -----------------
destruction or mutilation of a certificate of stock the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may in its discretion require a bond in such form and amount and with such surety as it may determine before issuing a new certificate.

         Section 5.05  Transfer of Shares.  Upon presentation and surrender to
                       ------------------
the corporation or to the corporation's transfer agent of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, payment of all transfer taxes, if any, and the satisfaction of any other requirements of law, including inquiry into and discharge of any adverse claims of which the corporation has notice, the corporation or the transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transfer on the books maintained for such purpose by or on behalf of the corporation. No transfer of shares shall be effective until it has been entered on such books. The corporation or the corporation's transfer agent may require a signature guaranty or other reasonable evidence that any signature is genuine and effective before making any transfer. Transfers of uncertificated shares shall be made in accordance with applicable provisions of law.

         Section 5.06  Holders of Record.  The corporation shall be entitled to
                       -----------------
treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Colorado.

         Section 5.07  Shares Held for Account of Another.  The board of
                       ----------------------------------
directors, in the manner provided by the Colorado Corporation Code, may adopt a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with such procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth therein, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

         Section 5.08  Transfer Agents, Registrars and Paying  Agents.  The
                       --------------------------------------- ------
board of directors may at its discretion appoint one or more transfer agents, registrars or agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.


ARTICLE 6:  Indemnification
---------------------------

         Section 6.01  Definitions.  For purposes of this Article 6, the
                       -----------
following terms shall have the meanings set forth below:

          (a) Code.  The term "Code" means the Colorado Corporation Code as it
              ----
exists on the date of the adoption of this Article and as it may hereafter be amended from time to time, but in the case of any amendment, only to the extent that the amendment permits the corporation to provide broader indemnification rights than the Colorado Corporation Code permitted the corporation to provide at the date of the adoption of this Article and prior to the amendment.

          (b) Corporation.  The term "corporation" means the corporation and, in
              -----------
addition to the resulting or surviving corporation, any domestic or foreign predecessor entity of the corporation in a merger, consolidation or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

          (c) Expenses.  The term "expenses" means the actual and reasonable
              --------
expenses (including but not limited to expenses of investigation and preparation and fees and disbursements of counsel, accountants or other experts) incurred by a party in connection with a proceeding.

          (d) Liability.  The term "liability" means the obligation to pay a
              ---------
judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or expense incurred with respect to a proceeding.

          (e) Party.  The term "party" means any individual who was, is, or is
              -----
threatened to be made, a named defendant or respondent in a proceeding by reason of the fact that he is or was a director, officer or employee of the corporation and any individual who, while a director, officer or employee of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A party shall be considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan.

          (f) Proceeding.  The term "proceeding" means any threatened, pending
              ----------
or completed action, suit or proceeding, or any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (including an action by or in the right of the corporation), and whether formal or informal.

         Section 6.02  Right to Indemnification.  The corporation shall
                       ------------------------
indemnify any party to a proceeding against liability incurred in, relating to or as a result of the proceeding to the fullest extent permitted by law (including without limitation in circumstances in which, in the absence of this Section 6.02, indemnification would be (a) discretionary under the Code or (b) limited or subject to particular standards of conduct under the Code).

         Section 6.03  Advancement of Expenses.  In the event of any proceeding
                       -----------------------
in which a party is involved or which may give rise to a right of indemnification under this Article, following written request to the corporation by the party, the corporation shall pay to the party, to the fullest extent permitted by law (including without limitation in circumstances in which, in the absence of this Section 6.02, advancement of expenses would be (a) discretionary under the Code or (b) limited or subject to particular standards of conduct under the Code), amounts to cover expenses incurred by the party in, relating to or as a result of such proceeding in advance of its final disposition.

         Section 6.04  Burden of Proof.  If under applicable law the entitlement
                       ---------------
of a party to be indemnified or advanced expenses hereunder depends upon whether a standard of conduct has been met, the burden of proof of establishing that the party did not act in accordance with such standard shall rest with the corporation. A party shall be presumed to have acted in accordance with such standard and to be entitled to indemnification or the advancement of expenses (as the case may be) unless, based upon a preponderance of the evidence, it shall be determined that the party has not met such standard. Such determination and any evaluation as to the reasonableness of amounts claimed by a party shall be made by the board of directors of the corporation or such other body or persons as may be permitted by the Code. Subject to any express limitation of the Code, if so requested by the party, such determination and evaluation as to the reasonableness of the amounts claimed by the party shall be made by independent counsel who is selected by the party and approved by the corporation (which approval shall not be unreasonably withheld). For purposes of this Article, unless otherwise expressly stated, the termination of any proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that a party did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

         Section 6.05  Notification and Defense of Claim.  Promptly after
                       ---------------------------------
receipt by a party of notice of the commencement of any proceeding, the party shall, if a claim in respect thereof is to be made against the corporation under this Article, notify the corporation in writing of the commencement thereof; provided, however, that delay in so notifying the corporation shall not constitute a waiver or release by the party of any rights under this Article. With respect to any such proceeding: (a) the corporation shall be entitled to participate therein at its own expense; (b) any counsel representing the party to be indemnified in connection with the defense or settlement thereof shall be counsel mutually agreeable to the party and to the corporation; and (c) the corporation shall have the right, at its option, to assume and control the defense or settlement thereof, with counsel satisfactory to the party. If the corporation assumes the defense of the proceeding, the party shall have the right to employ its own counsel, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense of such proceeding shall be at the expense of the party unless (i) the employment of such counsel has been specifically authorized by the corporation, (ii) the party shall have reasonably concluded that there may be a conflict of interest between the corporation and the party in the conduct of the defense of such proceeding, or (iii) the corporation shall not in fact have employed counsel to assume the defense of such proceeding. Notwithstanding the foregoing, if an insurance carrier has supplied directors' and officers' liability insurance covering a proceeding and is entitled to retain counsel for the defense of such proceeding, then the insurance carrier shall retain counsel to conduct the defense of such proceeding unless the party and the corporation concur in writing that the insurance carrier's doing so is undesirable. The corporation shall not be liable under this Article for any amounts paid in settlement of any proceeding effected without its written consent. The corporation shall not settle any proceeding in any manner that would impose any penalty or limitation on a party without the party's written consent. Consent to a proposed settlement of any proceeding shall not be unreasonably withheld by either the corporation or the party.

         Section 6.06   Enforcement.  The right to indemnification and
                        -----------
advancement of expenses granted by this Article shall be enforceable in any court of competent jurisdiction if the corporation denies the claim, in whole or in part, or if no disposition of such claim is made within 90 days after the written request for indemnification or advancement of expenses is received. If successful in whole or in part in such suit, the party's expenses incurred in bringing and prosecuting such claim shall also be paid by the corporation. Whether or not the party has met any applicable standard of conduct, the court in such suit may order indemnification or the advancement of expenses as the court deems proper (subject to any express limitation of the Code). Further, the corporation shall indemnify a party from and against any and all expenses and, if requested by the party, shall (within 10 business days of such request) advance such expenses to the party, which are incurred by the party in connection with any claim asserted against or suit brought by the party for recovery under any directors' and officers' liability insurance policies maintained by the corporation, regardless of whether the party is unsuccessful in whole or in part in such claim or suit.

         Section 6.07   Proceedings by a Party.  The corporation shall indemnify
                        ----------------------
or advance expenses to a party in connection with any proceeding (or part thereof) initiated by the party only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.

         Section 6.08   Subrogation.  In the event of any payment under this
                        -----------
Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified party, who shall execute all papers and do everything that may be necessary to assure such rights of subrogation to the corporation.

         Section 6.09   Other Payments.  The corporation shall not be liable
                        --------------
under this Article to make any payment in connection with any proceeding against or involving a party to the extent the party has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise indemnifiable hereunder. A party shall repay to the corporation the amount of any payment the corporation makes to the party under this Article in connection with any proceeding against or involving the party, to the extent the party has otherwise actually received payment (under any insurance policy, agreement or otherwise) of such amount.

         Section 6.10   Insurance.  So long as any party who is or was an
                        ---------
officer or director of the corporation may be subject to any possible proceeding by reason of the fact that he is or was an officer or director of the corporation (or is or was serving in any one or more of the other capacities covered by this Article during his tenure as officer or director), if the corporation maintains an insurance policy or policies providing directors' and officers' liability insurance, such officer or director shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage applicable to any then current officer or director of the corporation, or the corporation shall purchase and maintain in effect for the benefit of such officer or director one or more valid, binding and enforceable policy or policies of directors' and officers' liability insurance providing, in all respects, coverage at least comparable to that provided to any then current officer or director at the corporation.

         Section 6.11   Other Rights and Remedies.  The rights to
                        -------------------------
indemnification and advancement of expenses provided in this Article shall be in addition to any other rights to which a party may have or hereafter acquire under any law, provision of the articles of incorporation, any other or further provision of these bylaws, vote of the shareholders or directors, agreement or otherwise. The corporation shall have the right, but shall not be obligated, to indemnify or advance expenses to any agent of the corporation not otherwise covered by this Article in accordance with and to the fullest extent permitted by the Code.

         Section 6.12   Applicability; Effect.  The rights to indemnification
                        ---------------------
and advancement of expenses provided in this

Article shall be applicable to acts or omissions that occurred prior to the adoption of this Article, shall continue as to any party during the period such party serves in any one or more of the capacities covered by this Article, shall continue thereafter so long as the party may be subject to any possible proceeding by reason of the fact that he served in any one or more of the capacities covered by this Article, and shall inure to the benefit of the estate and personal representatives of each such person. Any repeal or modification of this Article or of any Section or provision hereof shall not affect any rights or obligations then existing. All rights to indemnification under this Article shall be deemed to be provided by a contract between the corporation and each party covered hereby.

         Section 6.13  Severability.  If any provision of this Article shall be
                       ------------
held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, all portions of any Sections of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of this Article that each party covered hereby is entitled to the fullest protection permitted by law.


ARTICLE 7:  Miscellaneous
-------------------------

         Section 7.01  Voting of Securities by the Corporation.  Unless
                       ---------------------------------------
otherwise provided by resolution of the board of directors, on behalf of the corporation the president or any vice president shall attend in person or by substitute appointed by him, or shall execute written instruments appointing a proxy or proxies to represent the corporation at, all meetings of the shareholders of any other corporation, association or other entity in which the corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the president or any vice president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents and any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the board of directors.

         Section 7.02  Seal.  The corporate seal of the corporation shall be in
                       ----
such form as adopted by the board of directors, and any officer of the corporation may, when and as required, affix or impress the seal, or a facsimile thereof, to or on any instrument or document of the corporation.

         Section 7.03  Fiscal Year.  The fiscal year of the corporation shall be
                       -----------
as established by the board of directors.

         Section 7.04  Amendments.  The directors may amend or repeal these
                       ----------
bylaws unless the articles of incorporation reserve such power exclusively to the shareholders in whole or in part or the shareholders, in amending or repealing a particular bylaw provision, provide expressly that the directors may not amend or repeal such bylaw. The shareholders may amend or repeal the bylaws even though the bylaws may also be amended or repealed by the directors.


                                     (END)